Exhibit 10.2

Origo Acquisition Corporation

708 Third Avenue

New York, New York 10017

February 22, 2017

Aina Le’a, Inc.

Suite 2617, 69-201 Waikoloa Beach Drive

Waikoloa, Hawaii 96738

Ladies and Gentlemen:

We note Aina Le’a, Inc. (“Aina Le’a”) yesterday filed with the Securities and Exchange Commission its Current Report on Form 10-Q for the quarter ended December 31, 2016 (the “10-Q”). We further note that Aina Le’a included in Note 10 to the financial statements (“Footnote 10”) for the quarter ended December 31, 2016 filed with the 10-Q an inaccurate statement concerning the Termination Letter (the “Termination Letter”), dated February 17, 2017, sent by Origo Acquisition Corporation (the “Company”) to Aina Le’a terminating, effective immediately, the Merger Agreement (the “Merger Agreement”), dated December 19, 2016, by and among the Company, Aina Le’a and Aina Le’a Merger Sub, Inc., a wholly-owned subsidiary of Aina Le’a (“Merger Sub”). The Company indicated that the Termination Letter was effective immediately pursuant to (1) Sections 8.1(e) of the Merger Agreement because Aina Le’a breached the covenant contained in Section 5.7 of the Merger Agreement and (2) pursuant to Section 8.1(f) because there has been a Material Adverse Effect on Aina Le’a which is uncured and continuing. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

Based on information contained in the Form 10-Q, the Company hereby supplements the Termination Letter and provides notice that the Company believes that information contained in Footnote 10 further demonstrates there has been a Material Adverse Effect on Aina Le’a, which is uncured and continuing. The Termination Letter, as supplemented by this letter, is a notice of termination of the Merger Agreement effective as of the date of the Termination Letter.

ORIGO ACQUISITION CORPORATION

By: /s/ Edward J. Fred

Name: Edward J. Fred

Title: Chief Executive Officer and President